PROSPECTUS	Filed Pursuant to Rule 424(b)(5)
Registration No. 333-266843
$50,000,000
Common Stock

We have entered into a sales agreement, or the sales agreement, with Cowen and Company, LLC, or Cowen, relating to the sale of shares of our common stock, par value $0.001 per share, offered by this prospectus and the accompanying prospectus. In accordance with the terms of the sales agreement, under this prospectus we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through or to Cowen, acting as our agent.
Our common stock is listed on The Nasdaq Capital Market under the symbol “MDVL.” The last reported sale price of our common stock as reported on The Nasdaq Capital Market on August 25, 2022 was $1.10 per share.
Sales of our common stock, if any, under this prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. Cowen is not required to sell any specific amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to Cowen for sales of common stock sold pursuant to the sales agreement will be an amount up to 3.0% of the aggregate gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page 9 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Cowen
The date of this prospectus is August 26, 2022

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer shares of our common stock having an aggregate offering price of up to approximately $50,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of each such offering.
This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We have not, and Cowen has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus that we authorize for use in connection with this offering and to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein, and any related prospectus supplement or free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to MedAvail Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical fact, contained in this prospectus or incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these words or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
The forward-looking statements in this prospectus and incorporated by reference herein include, among other things, statements about:
•our plans to modify our current products, or develop new products;
•the expected growth of our business and organization;
•our expectation regarding the size of our sales organization and expansion of our sales and marketing efforts;
•our ability to retain and recruit key personnel, including the continued development of a sales and marketing infrastructure;
•our ability to obtain and maintain intellectual property protection for our products;
•our ability to expand our business into new geographic markets;
•our compliance with extensive Nasdaq requirements and government laws, rules and regulations both in the United States an internationally;
•our estimates of expenses, ongoing losses, future revenue, capital requirements and our need for, or ability to obtain, additional financing;
•our ability to identify and develop new and planned products and/or acquire new products;
•the expectations regarding the impact of COVID-19 pandemic on our business;
•existing regulations and regulatory developments in the United States, Canada and other jurisdictions;
•the impact of laws and regulations;
•our financial performance;
•the period over which we estimate our existing cash, cash equivalents and available-for-sale investments will be sufficient to fund our future operating expenses and capital expenditure requirements;
•our anticipated use of our existing resources;
•developments and projections relating to our competitors or our industry; and
•our belief and assumptions underlying any of the foregoing.
You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained in or incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and other filings with the SEC listed below under the heading “Incorporation by Reference.” This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus and the information under the heading “Risk Factors” in this prospectus.
Business Overview
We are a technology-enabled retail pharmacy technology and services company, we have developed and commercialized an innovative self-service pharmacy, mobile application, kiosk, and drive-thru solution. Through our full-stack pharmacy technology platform, and personal one-on-one service, we bring pharmacy-dispensing capability to the point of care, resulting in lower costs, higher patient satisfaction, improved medication adherence, and better health outcomes.
Corporate Information
Our principal executive offices are located at 6665 Millcreek Dr. Unit 1, Mississauga, Ontario, Canada L5N 5M4, and our telephone number is (973) 509-0444. Our website is www.medavail.com. Information contained on our website is not part of this prospectus or the registration statement of which it forms a part and is not incorporated by reference in this prospectus or the registration statement of which it forms a part.
We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.
Recent Developments
During November 2021, we agreed to prepay certain invoices of our MedCenter kiosk manufacturer, Kitron Technologies, or Kitron, in order to alleviate potential manufacturing delays resulting from supply chain disruption issues that are anticipated by Kitron. Through June 30, 2022, we have prepaid approximately $2.3 million to Kitron and expect to begin drawing down on this deposit in Q3 2022. We preliminarily estimate that our current cash on hand combined with our current borrowing capacity is expected to provide liquidity for the Company to support operations and growth through the end of the first quarter of 2023. Therefore, we may need to raise additional capital in order to continue to timely fund our operations, which financing may be unavailable, or be on terms that are less than favorable to us. Any failure to receive adequate funding, or receiving funding in an untimely manner or on terms that are not favorable to us, would have a negative impact on our financial condition, operations and prospects. This preliminary estimate is derived from our internal records and is based on the most current information available to management. Our normal reporting processes with respect to the foregoing preliminary operational data have not been fully completed and, during the course of our review process on this preliminary estimate, we could identify items that would require us to make adjustments and which could affect our final results. Any such adjustments could be material.
As we previously disclosed in a Current Report on Form 8-K that was filed on April 4, 2022, we entered into a Securities Purchase Agreement on March 30, 2022, or the Purchase Agreement, with the purchasers set forth on the signature pages thereto. On July 1, 2022, we completed a second closing pursuant to the Purchase Agreement whereby we issued and sold an aggregate of 9,411,765 shares of our Common Stock and (ii) warrants to purchase an aggregate of 4,705,881 shares of our Common Stock. The shares were sold at a price per share of $1.0625 for aggregate gross proceeds of $10.0 million. The warrants have a per share exercise price of $1.25 and are exercisable by the holder thereof at any time on or after the issuance date of the warrants for a period of five years. In addition, we have a call option to force the holders of warrants to exercise up to two-thirds of the warrant shares subject to each warrant, with one-third of the warrant shares subject to each warrant being callable beginning on each of the 12 month and 24 month anniversaries of the warrant issuance dates respectively, in each case until the expiration of the warrants, and subject to the satisfaction of certain pricing conditions relating to the trading of shares of our Common Stock.
On June 15, 2022, we filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware pursuant to which we authorized 300,000,000 shares of our Common Stock.

THE OFFERING

Common stock offered by us:	Shares of our common stock having an aggregate offering price of up to $50,000,000.

Common stock to be outstanding after this offering assuming the sale of all shares in this offering:	Up to 125,476,282 shares, assuming sales of 45,454,545 shares of our common stock in the offering at a price of $1.10 per share, which was the closing price of our common stock on The Nasdaq Capital Market on August 25, 2022. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution:	“At the market offering” that may be made from time to time on the Nasdaq Capital Market or other market for our common stock in the United States through our sales agent, Cowen and Company, LLC. See “Plan of Distribution.”

Use of Proceeds:	We intend to use the net proceeds from this offering to fund growth initiatives and for working capital and other general corporate purposes. We may also use a portion of the net proceeds from this offering to expand our sales and marketing force and operations, increase our research and development activities, repay outstanding debt and expand internationally. In addition, we may use a portion of the net proceeds to acquire complementary products, technologies, intellectual property or businesses; however, we currently do not have any agreements or commitments to complete any such transactions and are not involved in negotiations regarding such transactions. See “Use of Proceeds” on S-8 of this prospectus for more information.

Risk Factors:
See “Risk Factors” beginning on page 9 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol:	MDVL
The number of shares of our common stock that will be outstanding immediately after this offering is based on 81,992,449 shares outstanding as of July 31, 2022, which excludes:
•4,615,644 shares of common stock issuable upon exercise of stock options outstanding as of July 31, 2022, at a weighted-average exercise price of $1.98 per share;
•24,266,740 shares of common stock issuable upon exercise of warrants outstanding as of July 31, 2022;
•1,970,712 shares of common stock issuable upon the vesting of restricted stock units outstanding as of July 31, 2022;
•2,539,428 shares of common stock reserved as of July 31, 2022 for future issuance under our 2020 Equity Incentive Plan, as well as any automatic increases in the number of shares of common stock reserved under this plan;

•921,427 shares of common stock reserved as of July 31, 2022 for future issuance under our 2020 Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of common stock reserved under this plan; and
•647,000 shares of common stock reserved as of July 31, 2022 for future issuance under our 2022 Inducement Equity Incentive Plan.
Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options described above.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any prospectus supplement or free writing prospectus that we authorize for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.
Risks Related to This Offering
We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations.
Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds” in this prospectus, we will have considerable discretion in the application of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
If we raise capital through the sale of shares of our common stock, convertible securities or debt in the future, your ownership in us could be diluted and restrictions could be imposed on our business.
We may issue shares of our common stock or securities convertible into or exchangeable for our common stock to raise additional capital in the future. To the extent we issue such securities, our stockholders may experience substantial dilution and the trading price of our common stock could decline. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, such debt or preferred securities could have rights senior to your rights as a common stockholder, which could impair the value of our common stock. The terms of any such financing may also include restrictive covenants, such as limitations on our ability to incur additional debt and certain operating restrictions that could adversely impact our ability to conduct business.
New investors purchasing our common stock will experience immediate and substantial dilution.
Investors purchasing common stock in this offering will pay a price per share that substantially exceeds our net tangible book value per share after this offering. As a result, investors purchasing common stock in this offering will incur immediate dilution of $0.09 per share, based on the public offering price of $1.10 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on August 25, 2022, and our as adjusted net tangible book value per share as of June 30, 2022. For more information on the dilution you may suffer as a result of investing in this offering see the section of this prospectus entitled “Dilution.” To the extent outstanding options are exercised, you will incur further dilution.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the sales agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to approximately $50 million from time to time (before deducting sales agent commissions and expenses). Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We intend to use the net proceeds from this offering to fund growth initiatives and for working capital and other general corporate purposes. Such working capital and corporate purposes may include, but are not limited to, purchase pharmaceutical and MedCenter inventory for sale to support our growth, increase the deployments of our MedCenters, opening and supporting pharmacy hubs and developing our pharmacy network, creating partnerships to deploy our SpotRx solution, reduce our reliance on third party contracts, purchase and develop capital and intangible assets, and fund operating expense needs. We may also use a portion of the net proceeds from this offering to expand our sales and marketing force and operations, increase our research and development activities, repay outstanding debt and expand into new geographic markets. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses; however, we currently have no agreements or commitments to complete any such transaction.
As of the date of this prospectus, we cannot specify all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, our management and board of directors will have broad discretion in the application and specific allocations of the net proceeds, and investors will be relying on the judgment of our management and board of directors regarding the application of the proceeds of this offering.
These expected uses represent our current intentions based upon our present plans and market conditions. The amounts we actually expend in these areas, and the timing thereof, may vary significantly from our current intentions and will depend upon a number of factors, including research and product development efforts, cash generated from future operations and actual expenses to operate our business.
Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in short-term, investment grade, interest bearing instruments, money market funds, certificates of deposit, commercial paper and U.S. government securities.

DILUTION
If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.
Our net tangible book value as of June 30, 2022 was approximately $32.8 million, or $0.41 per share of common stock. Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the 80,021,737 shares of our common stock outstanding as of June 30, 2022.
After giving effect to an assumed sale of shares of our common stock in the aggregate amount of $50 million in this offering at an assumed offering price of $1.10 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on August 25, 2022, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2022 would have been approximately $80.9 million, or $1.01 per share of common stock. This represents an immediate increase in net tangible book value of $0.60 per share to our existing stockholders and an immediate dilution of $0.09 per share to new investors in this offering. The following table illustrates this calculation on a per share basis.

Assumed offering price per share		$1.10
Net tangible book value per share as of June 30, 2022	$0.41
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	$0.60
As adjusted net tangible book value per share after giving effect to this offering		$1.01
Dilution per share to new investors in this offering		$0.09
The as adjusted information is illustrative only and will adjust based on the actual offering price, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The as adjusted information assumes that all of our common stock in the aggregate amount of approximately $50 million is sold at the assumed offering price of $1.10 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on August 25, 2022. The shares sold in this offering, if any, will be sold from time to time at various prices.
The table and discussion above are based on the 81,992,449 shares of common stock outstanding as of July 31, 2022, which excludes:
•4,615,644 shares of common stock issuable upon exercise of stock options outstanding as of July 31, 2022, at a weighted-average exercise price of $1.98 per share;
•24,266740 shares of common stock issuable upon exercise of warrants outstanding as of July 31, 2022;
•1,970,712 shares of common stock issuable upon the vesting of restricted stock units outstanding as of July 31, 2022;
•2,539,428 shares of common stock reserved as of July 31, 2022 for future issuance under our 2020 Equity Incentive Plan, as well as any automatic increases in the number of shares of common stock reserved under this plan;
•921,427 shares of common stock reserved as of July 31, 2022 for future issuance under our 2020 Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of common stock reserved under this plan; and

•647,000 shares of common stock reserved as of July 31, 2022 for future issuance under our 2022 Inducement Equity Incentive Plan.

PLAN OF DISTRIBUTION
We entered into the sales agreement with Cowen on August 12, 2022, under which we may issue and sell from time to time up to an aggregate of $50,000,000 of our common stock through Cowen as our sales agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Capital Market or any other trading market for our common stock. A copy of the sales agreement that we entered into with Cowen is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.
Cowen will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our common stock being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.
The aggregate compensation payable to Cowen as sales agent will be up to 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Cowen for up to $100,000 of Cowen’s actual outside legal expenses incurred by Cowen in connection with this offering, and for certain other expenses. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $300,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.
Cowen will provide written confirmation to us following the close of trading on the Nasdaq Capital Market on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.
We will report at least quarterly the number of shares of common stock sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common stock.
Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilize our common stock.
Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “MDVL.” The transfer agent of our common stock is American Stock Transfer & Trust Company, LLC.

Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati Professional Corporation, Palo Alto, California. Cowen and Company, LLC is being represented in connection with this offering by Cooley LLP, New York, New York.
EXPERTS
The consolidated financial statements of MedAvail Holdings, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.medavail.com. Our website is not a part of this prospectus and information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-39343) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
•our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 29, 2022;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed on May 13, 2022 and August 12, 2022, respectively;
•the portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K, filed with the SEC on May 2, 2022;
•our Current Reports on Form 8-K filed on January 11, 2022, February 22, 2022, April 4, 2022, April 8, 2022, June 16, 2022, July 1, 2022 and July 11, 2022; and
•the description of our common stock contained in the Registration Statement on Form S-4 relating thereto, filed on September 3, 2020, including the updates to such description in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 29, 2022, including any amendment or report filed for the purpose of updating such description.
You may request a copy of these filings, at no cost, by writing, telephoning or emailing us at the following address or telephone number:
MedAvail Holdings, Inc.
6665 Millcreek Dr. Unit 1
Mississauga, Ontario L5N-5M4
Attn: Investor Relations
(905) 812-0023

$50,000,000
Common Stock

PROSPECTUS

Cowen

August 26, 2022